UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 1, 2020

EAGLE BANCORP MONTANA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34682	27-1449820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Prospect Ave., Helena, Montana 59601
(Address of Principal Executive Offices) (Zip Code)

(406) 442-3080
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

          Effective January 1, 2020, Eagle Bancorp Montana, Inc., a Delaware corporation (“Eagle”), completed its previously announced merger (the “Merger”) with Western Holding Company of Wolf Point (“WHC”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 8, 2019, by and among Eagle, Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, a Montana chartered commercial bank (“Opportunity Bank”), WHC and WHC’s wholly-owned subsidiary, Western Bank of Wolf Point, a Montana chartered commercial bank (“Western Bank”). At the effective time of the Merger (the “Effective Time”), WHC merged with and into Eagle, with Eagle continuing as the surviving corporation. Immediately following the Effective Time, Western Bank merged with and into Opportunity Bank, with Opportunity Bank surviving and continuing its corporate existence under the name “Opportunity Bank of Montana.”

          Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of WHC common stock prior to the Effective Time was converted into the right to receive (i) 179.44464 shares of Eagle common stock with cash to be paid in lieu of any fractional shares of common stock of Eagle and (ii) $2,946.51 in cash. Each outstanding share of Eagle common stock remains outstanding and is unaffected by the Merger. As a result of the Merger, Eagle will issue approximately [395,858] shares of Eagle common stock and will pay approximately $6.5 million to the former holders of WHC common stock.

          The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

          On January 2, 2020, Eagle issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

          The information contained in and accompanying this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are submitted with this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2019, by and among Eagle Bancorp Montana, Inc., Opportunity Bank of Montana, Western Holding Company of Wolf Point and Western Bank of Wolf Point (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, as filed on August 9, 2019).

99.1	Press release dated January 2, 2020, issued by Eagle Bancorp Montana, Inc. (furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: January 2, 2020	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer